UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2400 East Ganson Street
Jackson, Michigan	49202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 29, 2009 the New York Stock Exchange (the “NYSE”) notified Sparton Corporation (“Sparton” or the “Company”) that it had submitted a rule filing with the Securities and Exchange Commission to lower the continued listing threshold levels regarding the 30 trading-day average market capitalization and total stockholders’ equity from $75 million to $50 million, effective immediately on a Pilot Program basis, through October 31, 2009. The NYSE has indicated that it expects to follow the aforementioned rule filing with another that will make the lower thresholds permanent in the near future. Sparton currently satisfies the revised standard and remains compliant with the other continued listing standards, including the $15 million minimum 30 trading-day average market capitalization threshold which is in effect through June 30, 2009. Sparton will therefore continue to trade on the NYSE.
     The Company had been notified in September 2008 that it had fallen below the NYSE’s continued listing criteria regarding 30 trading-day average market capitalization of not less than $75 million and total stockholders’ equity of not less than $75 million, and had been in the process of appealing the NYSE’s determination of April 9, 2009 to proceed with a delisting. The Company’s June 1, 2009 hearing to appeal the prior delisting decision was cancelled upon receipt of the notice described above.
     A copy of the press release announcing the Company’s continued listing on the NYSE is attached as Exhibit 99.1 to this Form 8-K.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 99.1	Press Release dated June 2, 2009 issued by Sparton Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: June 2, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated June 2, 2009.